SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Act of 1934

December 22, 2014

(Date of Report)

PLEASANT KIDS, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	333-148987	20-35337265
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2600 West Olive Ave. 5F, Burbank, CA 91505
(Address of principal executive offices)

Registrant's telephone number, including area code: (855) 710-KIDS

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

SECTION 8. OTHER EVENTS

ITEM 8.01 (a) OTHER EVENTS.

On November 28, 2014, the Company authorized a BUYBACK program. From January 1, 2015 to December 31, 2015 the Company will use 10% of revenues to buy back shares of its common stock. These shares will then be retired.

On December 9, 2014, the Company decreased the authorized number of shares of Common Stock from 10,000,000,000 to 5,000,000,000. The reduction is based on the Company’s assessment that less shares will be issued in the coming months.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 23, 2014

PLEASANT KIDS, INC.

By:	/s/ Robert Rico
Robert Rico
Chief Executive Officer

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